Exhibit 4.8
THIRD SUPPLEMENTAL INDENTURE
     THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2009 (this “Supplemental Indenture”), by and among FOUNDATION PA COAL COMPANY, LLC, a Delaware limited liability company (the “Company”), the Parent (as defined below), each Domestic Subsidiary of the Parent identified on Annex A hereto (each, a “New Subsidiary” and together with the Parent, the “New Guarantors” and each, a “New Guarantor”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), as trustee (the “Trustee”), under the Indenture dated as of July 30, 2004 (as supplemented by the Supplemental Indenture dated as of September 6, 2005 and the Supplemental Indenture dated as of October 5, 2007, the “Indenture”), between the Company, the Guarantors and the Trustee.
WITNESSETH
     WHEREAS, the Company and the existing guarantors have heretofore executed and delivered to the Trustee the Indenture providing for the issuance of 7 1/4% Senior Notes due August 1, 2014 (the “Notes”);
     WHEREAS, ALPHA NATURAL RESOURCES, INC., a Delaware corporation (“Alpha”), and FOUNDATION COAL HOLDINGS, INC., a Delaware corporation (“Foundation”) and an indirect parent of the Company, entered into an Agreement and Plan of Merger dated as of May 11, 2009 (the “Merger Agreement”), providing for the merger of Alpha with and into Foundation (the “Parent Merger”), with Foundation as the surviving corporation (such surviving corporation, renamed Alpha Natural Resources, Inc., the “Parent”);
     WHEREAS, after the effectiveness of the Parent Merger, FOUNDATION COAL CORPORATION, a Delaware corporation (“Holdings”), and its direct parent company, FC 2 CORP., a Delaware corporation, each intend to merge with and into the Parent, with the Parent as the surviving corporation (the “Roll-up Mergers”);
     WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances each New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
     WHEREAS, Section 5.01 of the Indenture provides that upon the consolidation or merger of Holdings with or into another Person where such other Person is the surviving entity, the Person surviving such consolidation or merger shall assume all the obligations of Holdings under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;
     WHEREAS, Alpha American Coal Company, LLC (formerly known as Foundation American Coal Company, LLC) signed the Indenture as of July 30, 2004, but was inadvertently omitted from the definition of “Guarantors” under Section 1.01 of the Indenture;
     WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company and the New Guarantors, the legal,

valid and binding agreement of the Company and the New Guarantors, according to its terms; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent, the New Guarantors, the existing Guarantors and the Trustee agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE II
CORRECTION
     Section 2.1. DEFINITION OF “GUARANTORS”. The list of Guarantors in paragraph (2) of the definition of “Guarantors” in Section 1.01 of the Indenture is hereby corrected pursuant to Section 9.01(1) of the Indenture by adding the name of “Alpha American Coal Company, LLC.”
ARTICLE III
AMENDMENTS TO INDENTURE
     Section 3.1. AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Notes and the Indenture and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     Section 3.2. ASSUMPTION OF OBLIGATIONS. Parent hereby agrees, upon the effectiveness of the Roll-up Mergers, to assume all the obligations of Holdings under the Notes and the Indenture.
     Section 3.3. NOTICES. All notices or other communications to the Company and/or any Guarantor shall be delivered to the following address:
Alpha Natural Resources
One Alpha Place
Abingdon, Virginia 24212
Facsimile No.: (276) 623-4321
Attention: Office of General Counsel

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With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Facsimile No.: (212) 225-3999
Attention: Jeffrey Lewis, Esq.
All notices or other communications to the Company and/or any Guarantor shall otherwise be given as provided in Section 12.02 of the Indenture.
ARTICLE IV
MISCELLANEOUS
     Section 4.1. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Parent, Holdings, any parent entity of the Parent or any Subsidiary of the Parent, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 4.2. EXECUTION AS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.
     Section 4.3. RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 4.4. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 4.5. SEPARABILITY. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.
     Section 4.6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     Section 4.7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 4.8. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the New Guarantors and not of the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FOUNDATION PA COAL COMPANY, LLC
By:	/s/ Frank J. Wood
Name:	Frank J. Wood
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture to Senior Notes Indenture]

ALPHA NATURAL RESOURCES, INC.
By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Supplemental Indenture to Senior Notes Indenture]

ALPHA NATURAL RESOURCES, LLC ALPHA NATURAL RESOURCES CAPITAL CORP. ALPHA NATURAL RESOURCES SERVICES, LLC, as New Guarantors
By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	Executive Vice President, General Counsel and Assistant Secretary

ALPHA LAND AND RESERVES, LLC, as New Guarantor
By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	President, Manager and Assistant Secretary

AMFIRE WV, L.P., as New Guarantor
By:	AMFIRE Holdings, Inc.,
as General Partner

By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	Vice President and Assistant Secretary
[Signature Page to Supplemental Indenture to Senior Notes Indenture]

ALPHA COAL SALES CO., LLC
ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, INC.
AMFIRE MINING COMPANY, LLC
BLACK DOG COAL CORP.
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY LAND AND RESERVES, LLC
COBRA NATURAL RESOURCES, LLC
CORAL ENERGY SERVICES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, INC.
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY LLC
NICEWONDER CONTRACTING, INC.
PALLADIAN HOLDINGS, LLC
PALLADIAN LIME, LLC
PARAMONT COAL COMPANY VIRGINIA, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.,
as New Guarantors

By:	/s/ Vaughn R. Groves
Name:	Vaughn R. Groves
Title:	Vice President and Assistant Secretary
[Signature Page to Supplemental Indenture to Senior Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Cheryl L. Clarke
Name:	Cheryl L. Clarke
Title:	Vice President
[Signature Page to Supplemental Indenture to Senior Notes Indenture]

Annex A
NEW SUBSIDIARIES
ALPHA COAL SALES CO., LLC
ALPHA LAND AND RESERVES, LLC
ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES CAPITAL CORP.
ALPHA NATURAL RESOURCES SERVICES, LLC
ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, INC.
AMFIRE MINING COMPANY, LLC
AMFIRE WV, L.P.
BLACK DOG COAL CORP.
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY LAND AND RESERVES, LLC
COBRA NATURAL RESOURCES, LLC
CORAL ENERGY SERVICES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, INC.
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
NICEWONDER CONTRACTING, INC.
PALLADIAN HOLDINGS, LLC
PALLADIAN LIME, LLC
PARAMONT COAL COMPANY VIRGINIA, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.